Exhibit 99.1
FOR IMMEDIATE RELEASE
For Information: Geoff Mordock
Telephone: (213) 489-8271
Kaiser Aluminum Emerges from Chapter 11
Competitive and Financial Strength Positions the Company for Success; KALU Shares to Begin Trading on NASDAQ July 7
Foothill Ranch, Calif., July 6, 2006 — Kaiser Aluminum Corporation (NASDAQ: KALU) announced that its Plan of Reorganization became effective today and the company has emerged from Chapter 11.
“Today is a great day for Kaiser Aluminum,” said Jack Hockema, Chairman, President and CEO of Kaiser Aluminum. “I would like to express my gratitude to every one of our stakeholders — customers, suppliers, employees and other partners — who stood by us over the past four-plus years of challenging times.
“The new Kaiser Aluminum emerges with fabricated aluminum products as the core business and is a vastly different company from the one that filed for reorganization in early 2002. Non-strategic commodity businesses were divested, and we have addressed all of the material debt, legacy and asbestos-related liabilities that confronted the company prior to bankruptcy. It is particularly gratifying that we were able to develop a consensual plan that was overwhelmingly accepted by our constituents.
“We are very excited about the future for Kaiser Aluminum. Our financial and competitive strength positions us to grow and withstand the inevitable ebb and flow of business cycles. We will continue organic growth with emphasis on plate products, forgings and custom extrusions. Our current $75 million expansion initiative at the Spokane, Washington rolling mill is the cornerstone of this strategy. In addition, we have an excellent platform for external growth, and will consider acquisitions that are complementary to our current business structure with an emphasis on value creation for our shareholders.
“We remain intensely focused on providing Best In Class performance for our customers. We will continue to produce a broad array of fabricated aluminum products for customers that require highly engineered applications while deploying lean enterprise principles to be a low cost producer.
“While our markets are cyclic, they are growing. The global market for aerospace and high-strength products is now exceptionally strong, and our customers forecast additional usage of aluminum plate over the next several years. As energy prices rise, demand for more fuel-efficient vehicles will provide opportunities to grow our current business in the automotive industry. Looking out beyond the current business cycle where the industry is experiencing historically high pricing, we anticipate our sales growth and cost reduction initiatives to cushion the impact of prices returning to more normal levels,” concluded Hockema.

Kaiser Aluminum began the distribution of shares of common stock today. Shares will commence trading tomorrow, July 7, on NASDAQ under the ticker symbol KALU.
Additional information regarding emergence related matters can be found in a current report on Form 8-K that the company filed today with the Securities and Exchange Commission.
Kaiser Aluminum is a leading producer of fabricated aluminum products for aerospace and high-strength, general engineering, automotive and custom industrial applications. For more information, please visit our Web site at www.kaiseraluminum.com.
F-1046
Company press releases may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “estimates,” “will,” “should,” “plans” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. Kaiser cautions that such forward-looking statements are not guarantees of future events and involve significant risks and uncertainties, and that actual events may vary materially from those expressed or implied in the forward-looking statements as a result of various factors. These factors include the effectiveness of management’s strategies and decisions, general economic and business conditions, developments in technology, new or modified statutory or regulatory requirements, and changing prices and market conditions. Certain sections of the Company’s Annual Report on Form 10-K, as amended by Form 10-K/A, identify other factors that could cause differences between such forward-looking statements and actual results (for example, see Item 1A. “Business —Risk Factors” and Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations”). No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.